Exhibit 99.3

STRICTLY CONFIDENTIAL

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4, to which this consent is an exhibit, filed by Chevron Corporation (“Chevron”) with the Securities and Exchange Commission, and all amendments (including post-effective amendments) thereto (the “Registration Statement”), in connection with the Agreement and Plan of Merger, dated as of October 22, 2023, by and among Chevron, Yankee Merger Sub Inc. and Hess Corporation (as it may be amended from time to time, the “Merger Agreement”), and any prospectus and/or proxy statement contained therein and any amendment or supplement thereto, as a person anticipated to become a director of Chevron at the Effective Time (as such term is defined in the Merger Agreement), and to the filing of this consent as an exhibit to the Registration Statement.

Date: February 26, 2024

/s/ John B. Hess
John B. Hess